Exhibit 107 Calculation of Filing Fee Tables FORM S-3 (Form Type) TERAWULF INC. (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered and Carry Forward Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Registered(1) Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Carry Forward Form Type Carry Forward File Number Carry Forward Initial effective date Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward Newly Registered Securities Fees to Be Paid Equity Common stock, par value $0.001 per share 457(c) 1,083,189 $2.01(2) $2,177,209.89 $147.60 per $1,000,000 $321.36(3) Fees Previously Paid Equity Common stock, par value $0.001 per share 457(c) 44,688,114 $1.28(4) $57,200,785.92 $110.20 per $1,000,000 $6,303.53(5) Carry Forward Securities Carry Forward Securities N/A N/A N/A N/A N/A N/A N/A N/A N/A Total Offering Amounts $6,624.89 Total Fees Previously Paid 6,303.53 Total Fee Offsets N/A Net Fee Due $321.36 (6)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. (2) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee on securities added to Amendment No. 3 to this registration statement, the proposed maximum offering price for shares of common stock is $2.01, which is the average of the high and low prices of the common stock on March 8, 2024 (such date being within five business days of the date that Amendment No. 3 to this registration statement was filed with the U.S. Securities and Exchange Commission) on the Nasdaq. (3) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by $0.00014760. (4) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee on securities originally included on this registration statement, the proposed maximum offering price for shares of common stock is $1.28, which is the average of the high and low prices of the common stock on September 27, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission) on the Nasdaq. (5) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by $0.00011020. (6) As of March 19, 2024, registrant had a balance of $3,696.98 with the SEC.